Exhibit 3.1

Delaware The First State Page 1 5474088 8100 Authentication: 203479364 SR# 20242146035 Date: 05-15-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FIRST WAVE BIOPHARMA, INC.”, CHANGING ITS NAME FROM "FIRST WAVE BIOPHARMA, INC." TO "ENTERO THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2024, AT 11:49 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTEENTH DAY OF MAY, A.D. 2024.